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                                                                     Exhibit 21


                       THE WASHINGTON WATER POWER COMPANY

                           SUBSIDIARIES OF REGISTRANT


Subsidiary                                            State of Incorporation
---------------------------------------------         ----------------------
Pentzer Corporation                                   Washington

Washington Irrigation and Development Company         Washington

WP Finance Company                                    Washington

Altus Laboratories                                    Washington

Altus Energy Solutions                                Washington